Exhibit 10.1

Termination Deed

The PMI Group, Inc.

QBE Holdings (AAP) Pty Limited

QBE Insurance Group Limited

Allens Arthur Robinson

10/F Jardine House

1 Connaught Place

Central

Hong Kong

Tel 852 2840 1202

Fax 852 2840 0686

www.aar.com.au

©Copyright Allens Arthur Robinson 2008

Termination Deed

Table of Contents

1.	Definitions and Interpretation	1
	1.1 Definitions	1
	1.2 Interpretation	1

2.	Termination and Release	2

3.	Confidentiality	2
	3.1 Confidentiality	2
	3.2 Permitted disclosure	2
	3.3 Survival of obligation	3

4.	Notices	3

5.	Governing Law	4

6.	Costs and stamp duty	4

7.	Execution	4

8.	Entire Agreement	4

9.	Counterparts	4

Page (i)

Termination Deed

Date	2008

Parties

1.	The PMI Group, Inc. of 3003 Oak Road, Walnut Creek, California 94597, United States of America (the Vendor).

2.	QBE Holdings (AAP) Pty Limited (ACN 000 005 881) of Level 2, 82 Pitt Street, Sydney, New South Wales, 2000, Australia (the Purchaser).

3.	QBE Insurance Group Limited (ACN 008 485 014) of Level 2, 82 Pitt Street, Sydney, New South Wales, 2000, Australia (the Note Issuer).

Recitals

A	The Vendor, the Purchaser and the Note Issuer are parties to a Share Sale Deed dated 29 August 2008, pursuant to which the Purchaser has agreed to purchase all the shares in PMI Mortgage Insurance Asia Limited (the Share Sale Deed).

B	Pursuant to clause 21.1(a) of the Share Sale Deed, the Vendor and the Purchaser have agreed to terminate the Share Sale Deed in accordance with the terms of this Deed.

Now this Deed witnesses as follows.

1.	Definitions and Interpretation

1.1	Definitions

Unless otherwise defined in this Deed, definitions defined in the Share Sale Deed apply in this Deed:

Disclosure Letter means the letter dated 29 August 2008 executed by the Vendor and delivered to the Purchaser in relation to the Warranties.

1.2	Interpretation

Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

(a)	The singular includes the plural, and the converse also applies.

(b)	A gender includes all genders.

(c)	If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d)	A reference to a person includes a corporation, trust, partnership, unincorporated body or other entity, whether or not it comprises a separate legal entity.

(e)	A reference to a clause or schedule is a reference to a clause of or a schedule of this Deed.

Termination Deed

(f)	A reference to an agreement or document (including a reference to this Deed) is to the agreement or document as amended, supplemented, novated or replaced except to the extent prohibited by this Deed or that other agreement or document.

(g)	A reference to writing includes any method of representing or reproducing words, figures, drawings, or symbols in a visible or tangible form.

(h)	A reference to a party to this Deed or another agreement or document includes the party’s successors, permitted substitutes and permitted assigns (and, where applicable, the party’s legal personal representatives).

(i)	A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

(j)	Mentioning anything after includes, including, for example, or similar expressions, does not limit what else might be included.

(k)	Nothing in this Deed is to be interpreted against a party solely on the ground that the party put forward this Deed or any part of it.

2.	Termination and Release

The Vendor and the Purchaser each agree:

(a)	to terminate the Share Sale Deed and the Disclosure Letter with immediate effect; and

(b)	that following termination of the Share Sale Deed and Disclosure Letter pursuant to paragraph (a):

(i)	Neither the Vendor nor the Purchaser will have any further rights or obligations under the Share Sale Deed except in relation to those clauses which survive termination of the Share Sale Deed in accordance with its clause 21.2(a); and

(ii)	each of the Vendor and the Purchaser agrees to release the other party from any actions, demands, claims and proceedings under or in connection with the Share Sale Deed and Disclosure Letter.

3.	Confidentiality

3.1	Confidentiality

Subject to clause 3.2, a party must not disclose, or use for a purpose other than contemplated by this Deed, the terms of the Share Sale Deed or this Deed or any unpublished information or documents supplied by the other party in connection with the Share Sale Deed or this Deed.

3.2	Permitted disclosure

A party may disclose any confidential information or documents:

(a)	to the other party to this Deed;

(b)	under corresponding obligations of confidence as imposed by this clause, to persons which control or are controlled by or are under common control with the party within the meaning of the Corporations Act 2001 (Cth), and the employees, legal advisors or consultants of such persons; or

Termination Deed

(c)	which is at the time lawfully in the possession of the proposed recipient of the information through sources other than the other party, or a Related Body Corporate of the other party, to this Deed;

(d)	if required under a binding order of a Governmental Agency or under a procedure for discovery in any proceedings;

(e)	if required under any law or any administrative guideline, directive, request or policy whether or not having the force of law;

(f)	as required or permitted by this Deed;

(g)	to its bankers, professional advisers, its insurers and its reinsurers;

(h)	to any Rating Agency; or

(i)	with the prior written consent of the other party to this Deed.

3.3	Survival of obligation

This clause survives the termination of the Share Sale Deed and this Deed.

4.	Notices

Any notice, demand, consent or other communication (a Notice) given or made under this Deed:

(a)	must be in writing and signed by a person duly authorised by the sender;

(b)	must be delivered to the intended recipient by prepaid post (if posted to an address in another country, by registered airmail) or by hand or fax to the address or fax number below or the address or fax number last notified by the intended recipient to the sender:

(i) to the Vendor:	The PMI Group, Inc. 3003 Oak Road Walnut Creek, CA 94597 United States of America Facsimile: +1-925-658-6175 Attention: General Counsel

(ii) to the Purchaser and Note Issuer	QBE Holdings (AAP) Pty Limited Level 2 82 Pitt Street Sydney NSW 2000 Facsimile: 612 9231 6104 Attention: Company Secretary

(c)	will be taken to be duly given or made:

(i)	in the case of delivery in person, when delivered;

Termination Deed

(ii)	in the case of delivery by post, two business days after the date of posting (if posted to an address in the same country) or seven business days after the date of posting (if posted to an address in another country); and

(iii)	in the case of fax, on receipt by the sender of a transmission result report from the despatching machine showing the relevant number of pages and the correct destination fax machine number or name of recipient and indicating that the transmission has been made without error, but if the result is that a Notice would be taken to be given or made on a day that is not a business day in the place to which the Notice is sent or at a time later than 4pm (local time), it will be taken to have been duly given or made at the commencement of business on the next business day in that place.

5.	Governing Law

This Deed will be governed by the laws of Hong Kong. Each party submits to the non-exclusive jurisdiction of the courts exercising jurisdiction there in connection with matters concerning this Deed.

6.	Costs and stamp duty

Each party shall bear its own costs arising out of the preparation and negotiation of this Deed. All stamp duty (including fines, penalties and interest) that may be payable on or in connection with this Deed and any instrument executed under this Deed must be borne equally.

7.	Execution

If any person executes this Deed on behalf of a party, that person represents and warrants that he or she is at the time of execution, authorised to execute this Deed and has had no notice of the revocation of such authorisation.

8.	Entire Agreement

This Deed contains the entire agreement between the parties with respect to its subject matter. It sets out the only conduct relied on by the parties and supersedes all earlier conduct and prior agreements and understandings between the parties in connection with its subject matter.

9.	Counterparts

This Deed may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

Termination Deed

Executed and delivered as a Deed in

Executed as a deed by The PMI Group, Inc.:

/s/ L. Stephen Smith	/s/ Andrew D. Cameron
Signature of director	Signature of director/company secretary
(Please delete as applicable)

Name of director (print)	Name of signatory (print)

Executed as a deed in accordance with section 127 of the Corporations Act 2001 (Cth) by QBE Holdings (AAP) Pty Limited:

/s/ Frank M. O’Halloran	/s/ Duncan Ramsay
Signature of director	Signature of director/company secretary
(Please delete as applicable)

Name of director (print)	Name of signatory (print)

Executed as a deed in accordance with section 127 of the Corporations Act 2001 (Cth) by QBE Insurance Group Limited:

/s/ Frank M. O’Halloran	/s/ Duncan Ramsey
Signature of director	Signature of director/company secretary (Please delete as applicable)

Name of director (print)	Name of signatory (print)